                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-45375) pertaining to the 1997 Employee Stock Purchase Plan, the Amended and Restated 1994 Stock Option Plan, and the 1997 Directors' Stock Option Plan; in the Registration Statement (Form S-8 No. 333-67089) pertaining to Genquest, Inc. 1996 Stock Option Plan; in the Registration Statement (Form S-8 No. 333-89495) pertaining to the Anergen, Inc. 1988 Stock Option Plan, the Anergen, Inc. 1992 Consultant Plan, the Anergen, Inc. 1995 Director Plan and the Anergen, Inc. 1996 Stock Option Plan; and in the Registration Statement (Form S-8 No. 333-89497) pertaining to the Ribi Immunochem Research, Inc. 1986 Stock Option Plan, the Ribi Immunochem Research, Inc. 1996 Director Option Plan and the Ribi Immunochem Research, Inc. 1996 Stock Option Plan, of Corixa Corporation, of our report dated February 11, 2000, with respect to the consolidated financial statements of Corixa Corporation included in the Annual Report (Form 10-K/A) for the year ended December 31, 1999.

                                          ERNST & YOUNG LLP

Seattle, Washington
March 30, 2000